Exhibit 99.1

News and information P.O. Box 4552 Park City, UT 84060 Phone: 435-615-0340 Fax: 435-615-4780 e-mail: investinfo@ascresorts.com

Date: March 7, 2007	Contact:
Release: IMMEDIATE	David Hirasawa
American Skiing Company Investor and Media Communications 435-615-0396

Chip Carey American Skiing Company SVP, Sales & Marketing 435-640-5003

American Skiing Company Reviewing Strategic
Options for Sunday River and Sugarloaf Resorts

PARK CITY, UT - March 7, 2007 - American Skiing Company (OTCBB: AESK), today announced that its Board of Directors has authorized the Company to conduct a strategic review of options for its Sunday River and Sugarloaf resorts, both in Maine, including the potential sale of the resorts.

“As a result of our recently announced resort sales, we’ve received a tremendous amount of interest in our remaining resorts.  To ensure we maximize the value of these assets, we will commence a review of options for our Maine resort properties,” said ASC President and CEO B.J. Fair.  “With respect to The Canyons, we are continuing our efforts towards successful and favorable resolution of the litigation involving the resort,” added Fair.

Mr. Fair also noted that American Skiing Company would only pursue a sale of one or both resorts if the valuation and terms presented from a potential buyer were favorable.

Sunday River features 131 trails spread across eight interconnected mountain peaks, serviced by a network of 18 lifts, including four high-speed quads.  In the 2005-2006 winter season, Sunday River was the fourth most visited winter resort in the eastern U.S., with more than 473,000 skier visits.  A recently constructed Robert Trent Jones, Jr. championship golf course, two full-service fractional ownership hotel and conference center properties, and numerous local attractions complement the four-season offerings of the resort.

Located in the heart of Maine’s Carrabassett Valley, Sugarloaf/USA boasts New England’s longest continuous vertical drop (2,820 feet) and only lift-serviced above-treeline skiing.   Sugarloaf/USA attracted more than 310,000 skier visits in the 2005-2006 winter season.  A full-service fractional ownership hotel and conference center, golf, mountain biking and fall foliage viewing are also important components of the resort’s year round recreation offerings.

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company is an operator of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington, Pico and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash in New Hampshire; and The Canyons in Utah. More information is available on the company’s web site, www.peaks.com.

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as “anticipate”, “assume”, “believe”, “expect”, “intend”, “plan”, and words and terms of similar substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: the failure to satisfy any of the conditions to closing of the purchase agreements relating to Mount Snow/Attitash and Killington/Pico or the buyer’s refusal to close for such agreements; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this document and under Section 27A of the Securities Act and Section 21E of the Exchange Act, we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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